EXHIBIT 10.13.5


                             FLEXCHECK HOLDINGS LLC
              OPTION FOR PURCHASE OF OWNERSHIP INTERESTS ("UNITS")

             Issued August 14, 2002 to be effective January 18, 2002

    VOID AFTER 5:00 P.M. GREENVILLE, SOUTH CAROLINA TIME, DECEMBER 31, 2012.

         FOR VALUE RECEIVED, FlexCheck Holdings LLC, a South Carolina limited liability company with its principal office at 33 Villa Road, Suite 300, Greenville, South Carolina 29615 (the "Company"), hereby certifies that HomeGold Financial, Inc., a South Carolina corporation or its assigns ("Holder"), is entitled to purchase, subject to the provisions hereof, from the Company, a number of units of ownership interests of the Company ("Units") equal to 80% of the issued and outstanding Units of the Company on a fully-diluted basis on the date of exercise of this Option, subject to adjustment as provided in Section 5.

     1. EXERCISE PRICE. The Exercise Price for the Units purchased upon exercise of this Option shall be $100,000 for the entire amount of Units subject hereto, pro rated for any partial exercise of this Option for a portion of the total number of Units subject hereto.

     2. EXERCISE OF OPTION. Subject to the provisions of this Option, this Option may be exercised (in whole or in part) in the manner hereinafter set forth on any business day commencing on the date hereof and continuing until 5:00 p.m., Lexington, South Carolina time on December 31, 2012, by presentation and surrender of this Option to the Company at its principal office at the address set forth above, with a written request to exercise the option specifying the amount of Units subject to such exercise and accompanied by proper payment of the applicable Exercise Price in lawful money of the United States of America in the form of cash or its equivalent, subject to any adjustments made pursuant hereto. Upon receipt by the Company of this Option at its principal office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Units issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Units shall not be actually delivered to the Holder at the time of such exercise. Upon receipt of a written request from the Holder, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder a certificate or certificates for the number of Units to which such Holder shall be entitled upon such exercise. In the event of a partial exercise of this Option, the Company shall issue the Holder with a replacement Option for the unexercised portion of this Option with identical terms except for the number of Units remaining subject thereto.

     3. SHARES FULLY PAID; RESERVATION OF SHARES. The Company represents to the Holder that all Units that may be issued upon the exercise of the rights represented by this Option will, upon issuance in accordance with the terms of this Option, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants and agrees that, during the period within which the rights represented by this Option may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance or transfer upon exercise of the rights evidenced by this Option, a sufficient number of shares of authorized but unissued Units, free from all preemptive rights therein, as shall be required to provide for the exercise of the rights represented by this Option. The Company will take all such action as may be necessary to assure that such shares of Units may be issued as provided herein without violation of any applicable law or regulation.

     4. TRANSFER OF OPTION. Upon surrender of this Option to the Company accompanied by a duly executed assignment, the Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and this Option shall promptly be terminated and canceled.


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     5.   RECLASSIFICATION,   REORGANIZATION   OR   MERGER.   In   case  of  any
reclassification, capital reorganization (including, without limitation, any recapitalization, stock dividend, stock split or other capital reorganization)
or other change of outstanding Units of the Company, or in case of any consolidation or merger of the Company with or into another entity (other than a merger with a subsidiary in which merger the Company is the continuing
corporation  and  which  does  not  result  in  any  reclassification,   capital
reorganization or other change of outstanding Units) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right (in addition to any other adjustments pursuant to the terms hereof) thereafter by exercising this Option, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of Units which might have been received if the Holder had exercised this Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The foregoing provisions of this
Section  shall   similarly  apply  to  successive   reclassifications,   capital
reorganizations and changes of Units and to successive consolidations, mergers, sales or conveyances.

     6. NO IMPAIRMENT. The Company will not, by amendment of its articles of organization or operating agreement or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Option against impairment.

     7. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the Holder. All notices and other communications from the Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth in the initial paragraph hereof. If the Company should at any time change the location of its principal office to a place other than as set forth in the initial paragraph hereof, it shall give written notice to the Holder and thereafter all references in this Option to the location of its principal office at the particular time shall be as so specified in such notice.

     8. CHANGE OR WAIVER. Any term of this Option may be changed or waived only by an instrument in writing signed by the Company and the Holder.

     9. HEADINGS. The headings in this Option are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Option.

     10. GOVERNING LAW. This Option will be governed by and construed in accordance with the laws of the State of South Carolina, without giving effect to the conflicts of laws principles of that or any other state.

Dated as of August 14, 2002
To be effective as of January 18, 2002.

                                 FLEXCHECK HOLDINGS, LLC

                              By: /s/ Brendan R. Carpenter
                                 -------------------------------------------
                                 Brendan R. Carpenter, sole manager & member